UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015 (October 1, 2015)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2015, EV Properties, L.P. and CGAS Properties, L.P. (the “Buyers”), which are wholly owned subsidiaries of EV Energy Partners, L.P. (the “Partnership”), closed on four previously announced agreements with EnerVest Energy Institutional Fund XI-A, L.P., EnerVest Energy Institutional Fund XI-WI, L.P., EnerVest Energy Institutional Fund X-A, L.P., EnerVest Energy Institutional Fund X-WI, L.P., and Capital C Energy Operations, LP (the “Sellers”) to acquire oil and natural gas properties in the Appalachian Basin, San Juan Basin, Michigan and Austin Chalk for a combined adjusted purchase price of $259.4 million, subject to customary post-closing adjustments. The acquisitions were funded primarily with borrowings under the Partnership’s credit facility.

A wholly owned subsidiary of EnerVest, Ltd. is the general partner of the general partner of the Partnership, and EnerVest, Ltd. is the general partner of or otherwise controls the Sellers.

Item 7.01 Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On October 1, 2015, the Partnership issued a press release announcing the closing of the Appalachian Basin, San Juan Basin, Michigan and Austin Chalk acquisitions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) The required financial statements will be filed no later than 75 days from the date of the closing of the acquisitions.

(d)	Exhibits.

99.1	Press Release dated October 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: October 6, 2015	By:	/s/Nicholas Bobrowski
Nicholas Bobrowski
Vice President and Chief Financial Officer of
EV Management LLC, general partner of
EV Energy GP, L.P., general partner of
EV Energy Partners, L.P.

EXHIBIT INDEX

99.1	Press Release dated October 1, 2015